UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
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                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) December 31, 2004
                                                        -----------------


                                 BIOFIELD CORP.
                 (Name of Small Business issuer in its charter)


          Delaware                        000-27848              13-3703450
-------------------------------      ---------------------     -------------
(State or other jurisdiction of      (Commission file No.)     (IRS Employer
incorporation or organization)                               Identification No.)



                1025 Nine North Drive, Alpharetta, Georgia 30004
           -----------------------------------------------------------
           (Address of principal executive offices including zip code)

                                 (770) 740-8180
                             -----------------------
                             (Registrant's telephone
                           number including area code)

                                       N/A
                     --------------------------------------
                             (Former name or former
                     address, if changed since last report)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

As of December 31, 2004, promissory notes aggregating a total face amount of $1 million previously issued by the Registrant in connection with the Registrant's private offering completed in February 2004 matured and remained unpaid. In accordance with the terms of the notes, in the event that the notes were not paid by December 31, 2004, the Registrant must issue to the holders of the notes 250,000 shares of its common stock for each $100,000 principal amount of notes and the notes thereafter would bear interest at the rate of 1.5% per month. Accordingly, the Registrant is now obligated to issue to the note holders a total of 2,500,000 shares of common stock.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: January 20, 2005

                                          BIOFIELD CORP.


                                          By: /s/ JOHN STEPHENS
                                              ----------------------------------
                                              Name:  John Stephens
                                              Title: Chief Operating Officer